Exhibit 99.1

INDEPENDENT
BANK CORP.
Parent of Rockland Trust Company

Shareholder Relations	NEWS RELEASE

288 Union Street, Rockland, MA 02370

Contact:

Christopher Oddleifson
President and Chief Executive
Officer
(781) 982-6660

Denis K. Sheahan
Chief Financial Officer
and Treasurer
(781) 982-6341

FOR IMMEDIATE RELEASE

INDEPENDENT BANK CORP. ANNOUNCES QUARTERLY DIVIDEND

     Rockland, MA (December 9, 2004) — The Board of Directors of Independent Bank Corp. (NASDAQ: INDB), parent of Rockland Trust Company, today announced a $0.14 per share dividend which will be payable on January 14, 2005, to stockholders of record as of the close of business on December 31, 2004.

     Independent Bank Corp.’s sole bank subsidiary, Rockland Trust Company, currently has $2.9 billion in assets, 55 retail branches, seven commercial lending centers, three investment management offices and three residential lending centers located throughout southeastern Massachusetts and Cape Cod. For more information, please visit our website at www.rocklandtrust.com.

###